For more information contact:	Analysts - Beth Baum or Krista Kochivar (253) 924-2058
Media - Kate Tate (206) 467-3676
Weyerhaeuser Reports Second Quarter Results

•	Wood Products reports strongest second quarter earnings in over a decade

•	Announced sale of pulp and liquid packaging board facilities for approximately $2.5 billion; Cellulose Fibers reported as discontinued operations

•	Repurchased over $830 million of common shares

•	Includes full quarter of Plum Creek results

FEDERAL WAY, Wash. (August 5, 2016) - Weyerhaeuser Company (NYSE: WY) today reported second quarter net earnings to common shareholders of $157 million, or $0.21 per diluted share, on net sales from continuing operations of $1.7 billion. This compares with net earnings of $133 million, or $0.26 per diluted share, on net sales from continuing operations of $1.3 billion for the same period last year.

Second quarter results include after-tax earnings of $38 million from discontinued operations. Discontinued operations include the entirety of the company’s Cellulose Fibers segment, which is comprised of pulp mills, a liquid packaging board facility, and a printing papers joint venture. Second quarter results also include net after-tax charges of $11 million from special items. Excluding these items, the company reported net earnings of $130 million, or $0.17 per diluted share for the second quarter. This compares with net earnings from continuing operations before special items of $114 million for the same period last year and $126 million for first quarter of 2016.

“Our businesses delivered solid second quarter operating results, with Wood Products capitalizing on improving markets and ongoing operational excellence initiatives to report its strongest quarter in over a decade,” said Doyle R. Simons, president and CEO. “During the quarter we also announced the sale of our pulp and liquid packaging board facilities, repurchased over $830 million of common shares, and made strong progress on merger integration activities. Going forward, we remain relentlessly focused on successfully integrating Plum Creek, and fully capturing cost and operational synergies to drive superior value for our shareholders.”

WEYERHAEUSER FINANCIAL HIGHLIGHTS

Weyerhaeuser merged with Plum Creek Timber Company, Inc. (Plum Creek) on February 19, 2016. Amounts presented below include the results of Plum Creek from the merger date of February 19, 2016, forward. The financial statements presented within this release do not include Plum Creek's financial results for any period prior to the merger date.

During the second quarter of 2016, Weyerhaeuser announced the sale of its Cellulose Fibers pulp mills and Liquid Packaging Board business. Results for the Cellulose Fibers segment are presented as discontinued operations. All periods presented have been revised to separate the results of discontinued operations from the results of our continuing operations.

WEYERHAEUSER FINANCIAL HIGHLIGHTS	2016	2016	2015
(millions, except per share data)	1Q	2Q	2Q
Net sales	$1,405	$1,655	$1,345

Net earnings attributable to Weyerhaeuser common shareholders	$70	$157	$133
Weighted average shares outstanding, diluted(1)	635	748	520
Earnings per diluted share	$0.11	$0.21	$0.26

Net earnings from continuing operations attributable to Weyerhaeuser common shareholders before special items(2)	$126	$130	$114
Net earnings from continuing operations per diluted share attributable to Weyerhaeuser common shareholders before special items	$0.20	$0.17	$0.22

Adjusted EBITDA(3)	$336	$413	$278

(1) In the first quarter of 2016, Weyerhaeuser issued approximately 279 million shares in conjunction with the Plum Creek merger transaction. Following the completion of the merger, Weyerhaeuser repurchased approximately 58 million common shares for $1.695 billion under the $2.5 billion repurchase program announced in conjunction with the merger transaction. At the end of the second quarter of 2016, the company had approximately 733 million common shares outstanding.

(2) After-tax special items for second quarter 2016 include $4 million of Plum Creek merger-related costs and $7 million of legal expense. Special items for first quarter 2016 include $98 million of Plum Creek merger-related costs and $22 million gain on the sale of the company’s Federal Way headquarters campus.

(3) Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the company. Adjusted EBITDA, as we define it, is operating income from continuing operations, adjusted for depreciation, depletion, amortization, basis in real estate sold, pension and postretirement costs not allocated to business segments and special items. Adjusted EBITDA excludes results from joint ventures. Adjusted EBITDA should not be considered in isolation from and is not intended to represent an alternative to our GAAP results. A reconciliation of Adjusted EBITDA to GAAP earnings is included within this release.

TIMBERLANDS

FINANCIAL HIGHLIGHTS (millions)	1Q 2016	2Q 2016	Change
Net sales	$609	$664	$55
Contribution to pre-tax earnings	$129	$125	($4)
Adjusted EBITDA	$199	$220	$21
2Q 2016 Performance - Timberlands earnings declined slightly compared with first quarter. Adjusted EBITDA, however, improved by 10 percent primarily due to higher fee harvest volumes. Non-cash depletion and amortization expense increased following a full quarter of higher depletion rates resulting from acquisition accounting.
Average realizations for Western and Southern logs declined modestly, primarily due to mix.  In the West, domestic and China sales increased while Japan volumes decreased following an announced delay in a higher consumption tax. Southern silviculture expenses and Western logging costs increased seasonally.

3Q 2016 Outlook - Weyerhaeuser anticipates slightly lower earnings and Adjusted EBITDA from the Timberlands segment in the third quarter. In the West, the company expects comparable fee harvest volumes, seasonally higher per unit logging costs and slightly lower export prices. In the South, the company anticipates increased fee harvest volumes offset by seasonally higher silviculture expense.

REAL ESTATE, ENERGY AND NATURAL RESOUCES

FINANCIAL HIGHLIGHTS (millions)	1Q 2016	2Q 2016	Change
Net sales	$39	$38	($1)
Contribution to pre-tax earnings	$15	$12	($3)
Adjusted EBITDA	$34	$28	($6)
2Q 2016 Performance - Slightly lower Real Estate sales were partially offset by higher earnings from Energy and Natural Resources operations.

3Q 2016 Outlook - Weyerhaeuser expects significantly higher earnings and Adjusted EBITDA in the second half of 2016 with nearly all of the improvement coming from Real Estate sales in the fourth quarter.

WOOD PRODUCTS

FINANCIAL HIGHLIGHTS (millions)	1Q 2016	2Q 2016	Change
Net sales	$1,001	$1,168	$167
Contribution to pre-tax earnings	$87	$156	$69
Adjusted EBITDA	$117	$189	$72
2Q 2016 Performance - Average lumber realizations increased 10 percent and average realizations for oriented strand board increased 12 percent compared with first quarter. Sales volumes increased seasonally, log costs declined, and manufacturing costs improved in several product lines as a result of operational excellence initiatives.
3Q 2016 Outlook - Weyerhaeuser expects significantly higher earnings and Adjusted EBITDA from the Wood Products segment in the third quarter. The company anticipates improved price realizations across most product lines.

DISCONTINUED OPERATIONS
Discontinued operations include the company’s Cellulose Fibers segment, which consists of pulp mills, a liquid packaging board facility, and a printing papers joint venture. These results correspond to assets and liabilities that have been reclassified as discontinued operations on our balance sheet as of June 30, 2016.

FINANCIAL HIGHLIGHTS (millions)	1Q 2016	2Q 2016	Change
Total net sales	$430	$456	$26
Earnings from discontinued operations before income taxes	$29	$52	$23
Income taxes	($9)	($14)	($5)
Net earnings from discontinued operations	$20	$38	$18
2Q 2016 Performance - Average sales realizations for pulp and liquid packaging increased, liquid packaging sales volume improved, and maintenance and energy costs declined.

ABOUT WEYERHAEUSER

Weyerhaeuser Company, one of the world's largest private owners of timberlands, began operations in 1900. We own or control more than 13 million acres of timberlands, primarily in the U.S., and manage additional timberlands under long-term licenses in Canada. We manage these timberlands on a sustainable basis in compliance with internationally recognized forestry standards. We are also one of the largest manufacturers of wood and cellulose fibers products. Our company is a real estate investment trust. In February 2016, we merged with Plum Creek Timber Company, Inc. In 2015, Weyerhaeuser and Plum Creek, on a combined basis, generated approximately $8.5 billion in net sales and employed nearly 14,000 people who serve customers worldwide. We are listed on the Dow Jones World Sustainability Index. Our common stock trades on the New York Stock Exchange under the symbol WY. Learn more at www.weyerhaeuser.com.

EARNINGS CALL INFORMATION

Weyerhaeuser will hold a live conference call at 7 a.m. Pacific (10 a.m. Eastern) on August 5 to discuss second quarter results.

To access the live webcast and presentation online, go to the Investor Relations section on www.weyerhaeuser.com on August 5.

To join the conference call from within North America, dial 877-296-9413 (access code: 3192733) at least 15 minutes prior to the call. Those calling from outside North America should dial 706-679-2458 (access code: 3192733). Replays will be available for two weeks at 855-859-2056 (access code: 3192733) from within North America and at 404-537-3406 (access code: 3192733) from outside North America.

FORWARD LOOKING STATEMENTS

This news release contains statements concerning the company's future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations and various assumptions that are subject to risks and uncertainties. The factors listed below, as well as factors described from time to time in our filings with the Securities and Exchange Commission, and other factors not described herein or therein, may cause actual results to differ significantly from these forward-looking statements. There is no guarantee that any of the events anticipated by these forward-looking statements will occur. If any of the risks materialize or if any of our assumptions proves to be inaccurate, our expectations may not be realized, and there is no guarantee what, if any, effect such risks or inaccurate assumptions will have on our results of operations, cash flow or financial condition. Unless otherwise indicated, all forward-looking statements are as of the date they are made, and we undertake no obligation to update these forward-looking statements, whether as a result of new information, the occurrence of future events or otherwise.

Some of the forward-looking statements discuss the company's plans, strategies, expectations and intentions. They include words such as “expects,” “may,” “will,” “anticipates,” and “plans,” and phrases such as “going forward,” and other variations of these and similar words and phrases, any one or more of which may be used in a positive or negative context.

This release specifically contains forward-looking statements regarding the company's expectations during the third quarter and second half of 2016, including without limitation with respect to: earnings; Adjusted EBITDA; price realizations across Wood Products lines; timber harvest volumes, logging costs and silviculture expenses; log export prices; real estate sales; and, more generally, cost and operational synergies.

Major risks, uncertainties and assumptions that affect the company's businesses and may cause actual results to differ from these forward-looking statements, include, but are not limited to:

•	the effect of general economic conditions, including employment rates, interest rate levels, housing starts, availability of financing for home mortgages and strength of the U.S. dollar;

•
market demand for our products, including market demand for our timberland properties with higher and better uses, which is related to, among other factors, the strength of the various U.S. business segments and U.S. and international economic conditions;

•	performance of our manufacturing operations, including maintenance and capital requirements;

•	potential disruptions in our manufacturing operations;

•	the level of competition from domestic and foreign producers;

•	raw material availability and prices;

•	the effect of weather;

•	the risk of loss from fires, floods, windstorms, hurricanes, pest infestation and other natural disasters;

•	energy prices;

•
market demand for the company’s products, including market demand for our timberland properties that have higher and better uses, which is related to, among other factors, the strength of the various U.S. business segments and U.S. and international economic conditions;

•	the successful execution of our internal plans and strategic initiatives, including without limitation the realization of cost and operational synergies;

•
the successful and timely execution and integration of our strategic acquisitions, including our ability to realize expected benefits and synergies, and the successful and timely execution of our strategic divestitures, each of which is subject to a number of risks and conditions beyond our control including, but not limited to, timing and required regulatory approvals;

•	transportation and labor availability and costs;

•	federal tax policies;

•	the effect of forestry, land use, environmental and other governmental regulations;

•	legal proceedings;

•	performance of pension fund investments and related derivatives;

•	the effect of timing of retirements and changes in the market price of our common stock on charges for share-based compensation;

•	changes in accounting principles;

•	changes in implementation of acquisition accounting; and

•	other factors described under “Risk Factors” in our 2015 Annual Report on Form 10-K and in our Registration Statement on Form S-4/A filed on December 23, 2015.

The company also is a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan and China. It is affected by changes in currency exchange rates, particularly the relative value of the U.S. dollar to the euro, yen and the Canadian dollar, and the relative value of the euro and the yen. Restrictions on international trade or tariffs imposed on imports and disruptions in shipping and transportation also may affect the company.

RECONCILIATION OF ADJUSTED EBITDA TO NET EARNINGS
We reconcile Adjusted EBITDA to net earnings for the consolidated company and to operating income for the business segments, as those are the most directly comparable U.S. GAAP measures for each.

The table below reconciles Adjusted EBITDA for the quarter ended June 30, 2016:

DOLLAR AMOUNTS IN MILLIONS	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$168
Earnings from discontinued operations, net of income taxes					(38)
Interest expense, net of capitalized interest					114
Income taxes					31
Net contribution to earnings	$125	$12	$156	$(18)	$275
Equity (earnings) loss from joint ventures	—	—	—	(7)	(7)
Interest income and other	—	—	—	(10)	(10)
Operating income	125	12	156	(35)	258
Depreciation, depletion and amortization	95	3	33	2	133
Basis of real estate sold	—	13	—	—	13
Non-operating pension and postretirement credits	—	—	—	(10)	(10)
Special items(1)	—	—	—	19	19
Adjusted EBITDA	$220	$28	$189	$(24)	$413

(1)	Pre-tax special items include $8 million of Plum Creek merger-related costs and $11 million of legal expense.

The table below reconciles Adjusted EBITDA for the quarter ended March 31, 2016:

DOLLAR AMOUNTS IN MILLIONS	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$81
Earnings from discontinued operations, net of income taxes					(20)
Interest expense, net of capitalized interest					95
Income taxes					11
Net contribution to earnings	$129	$15	$87	$(64)	$167
Equity (earnings) loss from joint ventures	—	—	—	(5)	(5)
Interest income and other	—	—	—	(9)	(9)
Operating income	129	15	87	(78)	153
Depreciation, depletion and amortization	70	2	30	2	104
Basis of real estate sold	—	17	—	—	17
Non-operating pension and postretirement credits	—	—	—	(12)	(12)
Special items(1)	—	—	—	74	74
Adjusted EBITDA	$199	$34	$117	$(14)	$336

(1)    Pre-tax special items include a $36 million gain on the sale of nonstrategic assets and $110 million of Plum Creek merger-related costs.

The table below reconciles Adjusted EBITDA for the quarter ended June 30, 2015:

DOLLAR AMOUNTS IN MILLIONS	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$144
Earnings from discontinued operations, net of income taxes					(19)
Interest expense, net of capitalized interest					85
Income taxes					(1)
Net contribution to earnings	$117	$10	$71	$11	$209
Equity (earnings) loss from joint ventures	—	—	—	—	—
Interest income and other	—	—	—	(9)	(9)
Operating income	117	10	71	2	200
Depreciation, depletion and amortization	51	—	27	2	80
Basis of real estate sold	—	1	—	—	1
Non-operating pension and postretirement credits	—	—	—	(3)	(3)
Adjusted EBITDA	$168	$11	$98	$1	$278

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